UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

EverQuote, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38549	26-3101161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 522-3444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EVER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2020, the Board of Directors of EverQuote, Inc. (the “Company”) appointed Jayme Mendal, the Company’s chief operating officer, to serve as the Company’s president effective immediately. With the appointment of Mr. Mendal described above, Seth Birnbaum ceased to serve as president of the Company. Mr. Birnbaum will continue to serve as the chief executive officer and a director of the Company.

Prior to his appointment as president, Mr. Mendal, 35, served as the Company’s chief operating officer since February 2019 and previously served as the Company’s chief revenue officer from September 2017 to February 2019. Mr. Mendal previously served as the vice president of sales and marketing at PowerAdvocate, Inc., an energy intelligence company, from May 2017 to September 2017. Prior to that, Mr. Mendal served in multiple positions at PowerAdvocate, Inc., including manager of corporate strategy from August 2013 to August 2014, director of corporate strategy and marketing from August 2014 to December 2015 and senior director of sales and marketing from June 2015 to May 2017. From August 2007 to July 2010, he was a management consultant within the growth strategy division of Monitor Deloitte (formerly Monitor Group). Mr. Mendal holds a B.S. degree in finance and economics from Washington University in St. Louis and an M.B.A. degree from Harvard Business School.

There have been no changes to Mr. Mendal’s compensatory plans or arrangements in connection with his appointment described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERQUOTE, INC.

Date: November 13, 2020	By:	/s/ David Mason
David Mason
Secretary and General Counsel